                                                                   Exhibit 10.14

                              EMPLOYMENT AGREEMENT
                              --------------------

         This Agreement is made as of the 1st day of July, 1997 between Pamarco Technologies Inc., a Delaware corporation (the "Company"), and Harry M. Cook (the "Employee").

                                    RECITALS
                                    --------

         The Employee is currently providing consulting services to the Company and its affiliates pursuant to a Consulting Agreement dated as of April 1, 1997 (the "Consulting Agreement"). The Company and the Employee desire to (i) terminate the Consulting Agreement and (ii) enter into this Employment Agreement whereby the Employee shall provide services to the Company and its affiliates upon the terms and conditions hereinafter set forth.

                                   WITNESSETH:
                                   -----------

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound hereby, agree as follows:

1.       EMPLOYMENT.

         The Company hereby employs the Employee, and the Employee hereby accepts employment by the Company upon the terms and conditions set forth in this Agreement. During the term of employment under this Agreement (the "Employment Term"), the Employee shall perform such duties as are assigned by the Board of Directors of the Company, and will initially serve as the Chief Operating Officer of the Company.

2.       PERFORMANCE.

         The Employee shall devote his entire business efforts to the performance of his duties hereunder; provided, however, that the Employee may engage in personal investment activities so long as they do not interfere with the performance of his duties hereunder.

3.       TERM.

         Unless otherwise terminated in accordance with Sections 6 or 7, the Employment Term shall be for two years from the date of this Agreement.

4.       COMPENSATION FOR EMPLOYMENT.

         (a) The basic annual rate of compensation of the Employee for his employment services to the Company and its affiliates hereunder shall be $200,000 (the "Salary"), in accordance with the Company's payroll payment schedule in effect from time to time, which the Company shall pay to the Employee in equal installments every two weeks. The Salary may be adjusted upward on an annual basis as the Board of Directors of the Company (the "Board") may approve, in its sole discretion, from time to time, but the Salary shall not be decreased.

         (b) Commencing January 1, 1997, the Employee shall be entitled to a bonus or such other incentive compensation as may be provided under any plan or program established from time to time by the Board, in its sole discretion.

                  (i) For the period January 1 through December 31, 1997, the Employee shall be eligible to earn a bonus of up to a maximum of $15,600 based upon the achievement of the following levels of pre-tax income of Pamarco, Incorporated for the fiscal year ended December 31, 1997:

                  1997 pre-tax income of
                  Pamarco, Incorporated           Aggregate Bonus Amount
                  ---------------------           ----------------------

                  $ 1,581,164                             $7,800

                  $ 1,739,280                             $15,600


                  (ii) For the period July 1 through December 31, 1997, the Board, in its sole discretion, shall establish a budget for pre-tax income of the Company (excluding Pamarco Europe) in accordance with generally accepted accounting principles consistently applied and the Employee's bonus will vary as a percentage of Salary in relation to the percentage achievement of that budget as follows:


     Percentage of           Percentage of Salary
    Budget Attained             Earned as Bonus
    -------------------------------------------

         <90%                         0%
          90%                         5%

         100%                         10%
         110%                         15%
         125%                        17.5%



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

                  (iii) For the period January 1 through December 31, 1998, the Board, in its sole discretion, shall establish a budget for pre-tax income of the Company (excluding Pamarco Europe) in accordance with generally accepted accounting principles consistently applied and the Employee's bonus will vary as a percentage of Salary in relation to the percentage achievement of that budget as follows:

     Percentage of           Percentage of Salary
    Budget Attained             Earned as Bonus
    -------------------------------------------

         <90%                         0%
          90%                         10%

         100%                         20%
         110%                         30%
         125%                         35%

                  (iv) For the period January 1 through June 30, 1999, the Board, in its sole discretion, shall establish a budget for pre-tax income of the Company (excluding Pamarco Europe) in accordance with generally accepted accounting principles consistently applied and the Employee's bonus will vary as a percentage of Salary in relation to the percentage achievement of that budget as follows:

     Percentage of           Percentage of Salary
    Budget Attained             Earned as Bonus

         <90%                         0%
          90%                         5%

         100%                         10%
         110%                         15%
         125%                        17.5%


For percentage of budget achievement between the benchmarks, the percentage of Salary shall be linearly interpolated, provided that no bonus shall be paid for achievement of less than the minimum budget goals set forth above and the maximum bonus shall be as set forth above in any event.

         (c) During the Employment Term, the Company shall provide, the Employee with fringe benefits that are substantially equivalent to the fringe benefits specified on Exhibit "A" (the "Fringe Benefits").


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

5.       AGREEMENT NOT TO COMPETE.

         During the Non-Competition Period (defined below), the Employee shall not, within the United States, directly or indirectly, in any capacity, render his services, engage or have a financial interest in, any business that shall be competitive with any of those business activities in which the Company has been or shall be engaged during his employment by the Company, including the manufacture of anilox rolls, embossing rolls, offset rubber rolls and offset printing presses; nor shall the Employee assist any person or entity that shall be engaged in such business, including by making Company Information (defined below) available to any such person or entity. If a court determines that the foregoing restrictions are too broad or otherwise unreasonable under applicable law, including with respect to time or space, the court is hereby requested and authorized by the parties hereto to revise the foregoing restriction to include the maximum restrictions allowable under applicable law. The "Non-Competition Period" means the period during which the Employee is either employed by the Company or being paid the Salary despite his termination under Section 7, plus an additional one year after the termination of such employment or payments, whichever is later.

6.       TERMINATION WITHOUT COMPENSATION.

         (a) TOTAL DISABILITY. If the Employee becomes totally disabled (as defined below), the Employment Term may be terminated by the Company, and the Company shall have no further liability or obligation to the Employee hereunder except as follows: the Employee shall receive (i) any unpaid Salary and Fringe Benefits that have accrued through the date of termination; (ii) continued Salary for three months following the date he is considered totally disabled and a proportionate share of any bonus otherwise payable in accordance with the provisions of Section 4 for the calendar year in which he is considered to be totally disabled, determined in the same manner as in Section 7 and (iii) whatever benefits that he may be entitled to receive under any then existing disability benefit plans of the Company, including any such plans included in the Fringe Benefits. For the purposes hereof, the Employee shall be deemed to be "totally disabled" if the Employee is considered totally disabled under the Company's group disability plan in effect at that time, if any, or in the absence of any such plan, under applicable Social Security regulations. In the event of any dispute as to the disability of the Employee under this Section 6(a), the Employee shall submit to a physical examination by a licensed physician mutually satisfactory to the Company and the Employee, the cost of such examination to be paid by the Company, and the determination of such physician shall be determinative.

         (b) DEATH. If the Employee dies, this Employment Agreement shall terminate, and thereafter the Company shall not have any further liability or obligation to the Employee, his executors, administrators, heirs, assigns or any other person claiming under or through him except that the Employee's estate shall receive any unpaid Salary and Fringe Benefits that have accrued through the date of termination.


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

         (c) CAUSE. The Company may terminate the Employment Term for "cause" by giving the Employee 30 days' notice of the termination date, and thereafter the Company shall not have any further liability or obligation to the Employee, except that the Employee shall receive any unpaid Salary and Fringe Benefits that have accrued through the date of termination, net of any liabilities that the Employee may have to the Company. For purposes of this Agreement, "cause" shall mean the failure of the Employee to observe or perform (other than by reason of illness, injury or incapacity) any of the material terms or provisions of this Agreement, dishonesty, willful misconduct, material neglect of the Company's business, conviction of a felony or other crime involving moral turpitude, misappropriation of funds or habitual insobriety.

7.       TERMINATION WITH COMPENSATION.

          The Company shall have the right to terminate the Employment Term without cause at any time by giving the Employee 30 days' notice of the termination date. Under such circumstances, the Employee's Salary under Section 4(a) then in effect hereunder and the Fringe Benefits specified on Exhibit "B" will continue for the duration of the Employment Term unless a different term is specified on Exhibit "B"; provided, however, that such Fringe Benefits shall not continue in effect for any period during which the Company is precluded from continuing the Employee's participation in the plan or program under which any such Fringe Benefit is provided by reason of any applicable law or regulation, including the Federal tax law regarding discrimination. In addition, for the calendar year in which the termination occurs, the Employee shall be entitled to a proportionate bonus under Section 4(b) by assuming that he remained employed for the full year and multiplying the bonus that otherwise would have been due by a fraction the numerator of which is the number of full months the Employee was actually employed by the Company during such calendar year and the denominator of which is 12. Such payment shall be made at the same time as the Company pays bonuses to other executives for that year. The Employee shall not be entitled to any compensation under this Section 7 unless the Employee executes and delivers to the Company after a notice of termination a release in a form satisfactory to the Company in its sole discretion by which the Employee releases the Company from any obligations and liabilities of any type whatsoever, except for the Company's obligation to provide the Salary and Fringe Benefits specified in this Section 7. The parties hereto acknowledge that the Salary and Fringe Benefits to be provided under this Section 7 are to be provided in consideration for the above-specified release.

8.       INVENTIONS, DESIGNS AND PRODUCT DEVELOPMENTS.

         All inventions, innovations, designs, ideas and product developments (collectively, the "Developments"), developed or conceived by the Employee, solely or jointly with others, whether or not patentable or copyrightable, at any time during the Employment Term and that relate to the actual or planned business activities of the Company and all of the Employee's right, title and interest therein, shall be the exclusive property of the Company. The Employee hereby assigns, transfers and conveys to the Company all of his right, title and interest in and to any and all such Developments. The Employee shall disclose fully, as soon as practicable and in writing, all Developments to the Board. At any time and from time to time, upon the request of the Company,


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

the Employee shall execute and deliver to the Company any and all instruments, documents and papers, give evidence and do any and all other acts that, in the opinion of counsel for the Company, are or may be necessary or desirable to document such transfer or to enable the Company to file and prosecute applications for and to acquire, maintain and enforce any and all patents, trademark registrations or copyrights under United States or foreign law with respect to any such Developments or to obtain any extension, validation, re-issue, continuance or renewal of any such patent, trademark or copyright. The Company will be responsible for the preparation of any such instruments, documents and papers and for the prosecution of any such proceedings and will reimburse the Employee for all reasonable expenses incurred by him in compliance with the provisions of this Section.

9.       CONFIDENTIAL INFORMATION.

         (a) The Employee has had and will have possession of or access to confidential information relating to the business of the Company, including writings, equipment, processes, drawings, reports, manuals, invention records, financial information, business plans, customer lists, the identity of or other facts relating to prospective customers, inventory lists, arrangements with suppliers and customers, computer programs, or other material embodying trade secrets, customer or product information or technical or business information of the Company. All such information, other than any information that is in the public domain through no act or omission of the Employee or which he is authorized to disclose, is referred to collectively as the "Company Information." During and after the Employment Term, the Employee shall not (i) use or exploit in any manner the Company Information for himself or any person, partnership, association, corporation or other entity other than the Company,
(ii) remove any Company Information, or any reproduction thereof, from the possession or control of the Company or (iii) treat Company Information otherwise than in a confidential manner.

         (b) All Company Information developed, created or maintained by the Employee, alone or with others while employed by the Company, and all Company Information maintained by the Employee thereafter, shall remain at all times the exclusive property of the Company. The Employee shall return to the Company all Company Information, and reproductions thereof, whether prepared by him or others, that are in his possession immediately upon request and in any event upon the completion of his employment by the Company.

10.      REMEDIES.

         The Employee expressly acknowledges that the remedy at law for any breach of Sections 5, 8 and 9 will be inadequate and that upon any such breach or threatened breach, the Company shall be entitled as a matter of right to injunctive relief in any court of competent jurisdiction, in equity or otherwise, and to enforce the specific performance of the Employee's obligations under these provisions without the necessity of proving the actual damage to the Company or the inadequacy of a legal remedy. Subject to the remainder of this
Section 10, the rights conferred upon the Company


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by the preceding sentence shall not be exclusive of, but shall be in addition to, any other rights or remedies which the Company may have at law, in equity or otherwise.

11.      GENERAL.

         (a) GOVERNING LAW. The terms of this Agreement shall be governed by the laws of the State of New Jersey.

         (b) COMPANY. For purposes of Sections 5, 8, 9 and 10, the term "Company" shall be deemed to include any incorporated or unincorporated subsidiaries or affiliates of the Company, including Pamarco Europe Ltd. and any majority-owned subsidiaries thereof.

         (c) BINDING EFFECT. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit and be enforceable by the respective heirs, representatives, successors (including any successor as a result of a merger or similar reorganization) and assigns of the parties hereto, except that the duties and responsibilities of the Employee hereunder are of a personal nature and shall not be assignable in whole or in part by the Employee.

         (d) NOTICES. All notices required to be given under this Agreement shall be in writing and shall be deemed to have been given when personally delivered or when mailed by registered or certified mail, postage prepaid, return receipt requested, or when sent by Federal Express or other overnight delivery service, addressed as follows:

                  TO EMPLOYEE:

                           Harry M. Cook

                           ---------------------

                           ---------------------


                  TO THE COMPANY:

                           Pamarco Technologies Inc.
                           571 Central Avenue
                           Suite 119
                           New Providence, NJ  07974
                           Attn:  Chairman of the Board


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

                  With a copy to:

                           Thomas J. Sharbaugh, Esq.
                           Morgan, Lewis & Bockius LLP
                           2000 One Logan Square
                           Philadelphia, Pennsylvania 19103

                              and

                           Bradford Ventures Ltd.
                           1212 Avenue of the Americas
                           Suite 1802
                           New York, NY  10036
                           Attn: Mr. Thomas L. Ferguson

         (e) ENTIRE AGREEMENT; MODIFICATION. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements or understandings of the parties regarding these matters, including the Consulting Agreement. This Agreement may not be modified or amended in any way except in writing by the parties hereto.

         (f) DURATION. Notwithstanding the termination of the Employment Term and of the Employee's employment by the Company, this Agreement shall continue to bind the parties for so long as any obligations remain under the terms of this Agreement.

         (g) WAIVER. No waiver of any breach of this Agreement shall be construed to be a waiver as to succeeding breaches.

         (h) SEVERABILITY. If any provision of this Agreement or application thereof to anyone under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provisions or applications of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision in any other jurisdiction.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have hereunto duly executed this Agreement as of the day and year first written above.

                                             PAMARCO TECHNOLOGIES INC.

                                             By:
                                                --------------------------
                                                   Name:
                                                   Title:


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

                                             -----------------------------
                                             HARRY M. COOK


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

                                                                       EXHIBIT A

                                 FRINGE BENEFITS
                                 ---------------

         (a) Medical, dental, term life, disability and travel accident insurance coverage, all at levels comparable to those provided to other senior officers of the Company.

         (b) Participation in all pension and 401(k) savings plans, all at levels comparable to those provided to other senior officers of the Company..

         (c) Provision to Employee of a late model automobile comparable to that provided to other senior officers of the Company, including all related fuel, maintenance, repair, insurance and other costs.

         (d) Reimbursement, in accordance with the Company's policies, upon proper accounting, of reasonable expenses and disbursements incurred by Employee in the course of his duties.

         (e)  Paid holidays in accordance with the Company's policies.

         (f)  Paid vacation of four weeks per year.

                                                                       EXHIBIT B

                                 FRINGE BENEFITS
                                 ---------------

         (a) Medical, dental, term life, disability and travel accident insurance coverage, all at levels comparable to those provided to other senior officers of the Company.

         (b) Participation in all pension and 401(k) savings plans, all at levels comparable to those provided to other senior officers of the Company.

                                       B-1